UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________
(Post-Effective Amendment No. 1)

FORM S-8/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	87-057730
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
Augusto Leguia 100, Oficina 1401, Las Condes, Santiago,

Chile	None
(Address of Principal Executive Offices)	(ZIP Code)

White Mountain Titanium Corporation 2015 Stock Incentive Plan
(Full title of the Plan)

Ronald N. Vance, Secretary
White Mountain Titanium Corporation
1656 Reunion Avenue
Suite 250
South Jordan, Utah 84095
(801) 446-8802
(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (File No. 333-204971) (the “Registration Statement”) is being filed by White Mountain Titanium Corporation, a Nevada corporation (the “Registrant”), in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Common Stock, par value $0.001 per share, of the Registrant which remain unsold under the Registration Statement on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Park City, Utah, on January 31, 2017.

White Mountain Titanium Corporation

By	/s/ Andrew Sloop
Andrew Sloop, Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 31, 2017	/s/ Eric Gan
Eric Gan, CFO (Principal Executive Officer and
Principal Financial and Accounting Officer)

Date: January 31, 2017	/s/ Andrew Sloop
Andrew Sloop, Director and Chairman

Date: January 31, 2017	/s/ Bobby Cooper
Bobby Cooper, Director

Date: January 31, 2017	/s/ David Kirkingburg
David Kirkingburg, Director

Date: January 31, 2017	/s/ Yee Y(Sue) Pei
Yee Y (Sue) Pei, Director

Date: January 31, 2017	/s/ Weigang Greg Ye
Weigang Greg Ye, Director